CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our report dated February 11, 2008 of Dreyfus Money Market Instruments, Inc., comprising respectively, Money Market Series and Government Securities Series, which is incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Money Market Instruments, Inc.

Ernst + Young LLP

ERNST & YOUNG LLP

New York, New York
April 23, 2008